SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2009

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	0-9341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                                           Does Not Apply
(Former name or former address, if changed since last report)

ITEM 8.01. Other Events.

Transactions to Liquidate Security National Life Insurance Company of Louisiana
and Capital Reserve Life Insurance Company

On December 31, 2009, Security National Life Insurance Company of Louisiana ("Security National Life of Louisiana") entered into an Assumption Reinsurance Agreement with Security National Life Insurance Company ("Security National Life") to reinsure the remaining in force business of Security National Life of Louisiana to Security National Life to the extent permitted by the Louisiana Department of Insurance.  The Louisiana Department of Insurance approved the Assumption Reinsurance Agreement on December 2, 2009.

As a result of the Assumption Reinsurance Agreement, all of the insurance business and operations of Security National Life of Louisiana, including assets and liabilities, were transferred to Security National Life, as reinsurer, as of December 31, 2009.  Thus, $3,189,000 in statutory assets and liabilities were transferred from Security National Life of Louisiana to Security National Life pursuant to the Assumption Reinsurance Agreement.  In addition, Security National Life of Louisiana entered into an Assignment dated December 31, 2009 with Security National Life to assign and transfer to Security National Life all of the assets and liabilities that remained following the transfer of assets and liabilities pursuant to the Assumption Reinsurance Agreement.

The liquidation of Security National Life of Louisiana was completed as of December 31, 2009 in accordance with the terms and conditions of the Agreement and Plan of Complete Liquidation to liquidate Security National Life of Louisiana into Security National Life.  The Board of Directors of both Security National Life of Louisiana and Security National Life approved a plan of liquidation as of September 18, 2009. Under the terms of the Agreement and Plan of Complete Liquidation, Security National Life of Louisiana was liquidated into Security National Life in essentially the same manner as the liquidation described in Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under Section 332 of the Internal Revenue Code of 1986, as amended, and other applicable provisions described in such Letter Ruling.  During 2010, Security National Life plans to take appropriate legal action to dissolve Security National Life of Louisiana in accordance with Louisiana law.

Also, effective as of December 31, 2009, Security National Life exercised its right of recapture pursuant to the Reinsurance Agreement effective as of November 30, 2008, between Capital Reserve Life Insurance Company ("Capital Reserve") and Security National Life in which Security National Life recaptured all of the previously reinsured liabilities under the Reinsurance Agreement.  As a result of the recapture, Security National Life is primarily liable for the liabilities on the insurance contracts and annuities originally issued by Capital Reserve to its policyholders.  The assets transferred by Capital Reserve to Security National Life pursuant to such recapture have a fair market value of $4,895,000,  which was equal to the assumed liabilities.

In addition, Capital Reserve entered into an Assignment dated December 31, 2009 with Security National Life to assign and transfer to Security National Life all of the assets and liabilities that remained following the recapture, except for Capital Reserve's corporate charter, insurance licenses, and $1,681,000 in statutory capital and surplus, which will allow Capital Reserve to preserve its corporate existence in Missouri.   During 2010, Security National Life plans either to sell the corporate charter, licenses, and capital and surplus of Capital Reserve to an unrelated business entity or to dissolve Capital Reserve in accordance with Missouri law.

The purpose of Security National Life exercising its right of recapture pursuant to the 2008 Reinsurance Agreement was so that the $4,895,000 in statutory assets and liabilities of Capital Reserve could be transferred to Security National Life by December 31, 2009 in accordance with the terms of the plan of liquidation between Capital Reserve and Security National Life.  On December 4, 2009, Capital Reserve and Security National Life entered into an Agreement and Plan of Complete Liquidation to liquidate Capital Reserve into Security National Life in the same manner as the liquidation described in Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under Section 332 of the Internal Revenue code of 1986, as amended, and other applicable provisions described in such Letter Ruling.

ITEM 9.01.  Financial Statements and Exhibits

(c) Exhibits

10.1	Agreement and Plan of Complete Liquidation of Security National Life Insurance Company of Louisiana into Security National Life Insurance Company

10.2	Assumption Reinsurance Agreement between Security National Life Insurance C ompany of Louisiana and Security National Life Insurance Company

10.3	Assignment between Security National Life Insurance Company of Louisiana and Security National Life Insurance Company

10.4	Agreement and Plan of Complete Liquidation of Capital Reserve Life Insurance Company into Security National Life Insurance Company

10.5	Assignment between Capital Reserve Life Insurance Company and Security National Life Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: January 11, 2010	By: /s/ Scott M. Quist
Scott M. Quist, President